Exhibit 10.2
                                                            ------------

            NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
                (Amended and Restated Effective January 1, 1997)

                                 (Revised 2001)

                                 Amendment No. 5

      National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001)(the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1, 2 , 3 and 4 thereto.

         The Company hereby further amends the Plan as hereinafter set forth.

        1.      Subsection 8(f) is added to read as follows:

      "(f) Panasia Disposition. Each Member who is an Employee of Panasia Bank, National Association, ("Panasia") on the closing date of the Agreement dated as of February 10, 2003, whereby the Company sells all of the issued and outstanding shares of Panasia's capital stock to Woori America Bank shall have a 100% nonforfeitable right to his Matching Account without regard to his length of Service."

      2. Schedule A to the Plan is amended effective February 25, 2003, to add "FirstService Bank" under the heading "Entity" and to add across from it the date "February 25, 2003" under the heading "Date".


         Executed this 27th  day of August, 2003.


Attest:                                     NATIONAL PENN BANCSHARES, INC.


By: /s/ Sandra L. Spayd                      By: /s/ Wayne R. Weidner
    -------------------                          -------------------------
       Secretary                                   Chairman, President and
                                                   Chief Executive Officer


(Corporate Seal)


                                       1